                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: AUGUST 6, 1999
                         ------------------------------
                        (DATE OF EARLIEST EVENT REPORTED)

                              WSI INDUSTRIES, INC.
                              --------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       MINNESOTA                    0-619                      41-0691607
       ---------                    -----                      ----------
     (STATE OR OTHER             (COMMISSION                (I.R.S. EMPLOYER
     JURISDICTION                FILE NUMBER)               IDENTIFICATION NO.)
     OR INCORPORATION)

                           2605 WEST WAYZATA BOULEVARD
                           LONG LAKE, MINNESOTA 55356
                           --------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (612) 473-1271

The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed August 21, 1999.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

In accordance with Item 7 of the registrant's Current Report on Form 8-K filed August 21, 1999, the registrant appends to the Form 8-K the following financial statements and pro forma financial information:

       (a)    Financial Statements of Business Acquired

                The following financial statements of Bowman Tool & Machining, Inc. are attached hereto as Appendix A:

                1.      Report of Independent Auditors

                2.      Balance Sheets at July 31, 1999 and 1998

                3.      Statements of Income for the two years ended July 31,
                        1999

                4. Statement of Changes in Shareholders' Equity for the two years ended July 31, 1999

                5.      Statements of Cash Flows for the two years ended July
                        31, 1999

                6.      Notes to Financial Statements

       (b)    Pro Forma Financial Information

                The following pro forma financial information is attached hereto as Appendix B:

                1. Unaudited Pro Forma Combined Statements of Operations for the year ended August 30, 1998.

                2.      Notes to Unaudited Pro Forma Financial Statements

                3. Unaudited Pro Forma Combined Statement of Operations for the thirty-nine weeks ended May 30, 1999

                4.      Unaudited Pro Forma Combined Balance Sheet as of
                        May 30, 1999

                5.      Notes to Unaudited Pro Forma Financial Statements

       (c)    Exhibits

       23.    Consent of Ernst & Young LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                              WSI INDUSTRIES, INC.



                                              By:  /s/ Michael J. Pudil
                                                   ---------------------------
                                                   Michael J. Pudil
                                                   President & CEO

                                              By:  /s/ Paul D. Sheely
                                                   ---------------------------
                                                   Paul D. Sheely
                                                   Vice President Finance & CFO
October 19, 1999

                              FINANCIAL STATEMENTS

                          BOWMAN TOOL & MACHINING, INC.

                       YEARS ENDED JULY 31, 1999 AND 1998

                          Bowman Tool & Machining, Inc.

                              Financial Statements


                       Years ended July 31, 1999 and 1998




                        CONTENTS

Report of Independent Auditors......................1

Audited Financial Statements

Balance Sheets......................................2
Statements of Income................................4
Statement of Stockholders' Equity...................5
Statements of Cash Flows............................6
Notes to Financial Statements.......................7

                         Report of Independent Auditors


The Board of Directors and Stockholders
Bowman Tool & Machining, Inc.

We have audited the accompanying balance sheets of Bowman Tool & Machining, Inc. as of July 31, 1999 and 1998, and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bowman Tool & Machining, Inc. at July 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

Minneapolis, MN
September 23, 1999

                          Bowman Tool & Machining, Inc.

                                 Balance Sheets

                                                           JULY 31
                                                   1999              1998
                                          -------------------------------------
ASSETS
Current assets:
   Cash                                         $1,603,968        $1,253,188
   Marketable securities                         1,188,498           867,197
   Accounts receivable                             741,196         1,082,013
   Inventories                                     526,665           566,290
   Prepaid expenses                                  2,602            36,230
                                          -------------------------------------
Total current assets                             4,062,929         3,804,918

Property, plant and equipment, at cost:
   Leasehold improvements                                -           238,623
   Equipment                                     4,548,730         3,308,718
   Vehicles                                         18,382           117,373
                                          -------------------------------------
                                                 4,567,112         3,664,714
   Less accumulated depreciation                (2,987,250)       (2,707,983)
                                          -------------------------------------
Net property, plant and equipment                1,579,862           956,731

                                          -------------------------------------
Total assets                                    $5,642,791        $4,761,649
                                          -------------------------------------
                                          -------------------------------------

2

                                                                                    JULY 31
                                                                            1999              1998
                                                                     --------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $   372,090       $   451,587
   Accrued liabilities                                                          55,910           157,222
   Accrued distribution payable                                                      -           642,000
   Current portion of long-term debt                                           168,413                 -
                                                                     --------------------------------------
Total current liabilities                                                      596,413         1,250,809

Long-term debt                                                                 627,846                 -

Stockholders' equity:
   Common stock, no par value:
     Authorized shares - 1,000
     Issued and outstanding shares - 100                                         5,000             5,000
   Accumulated other comprehensive income                                       61,281          (144,657)
   Retained earnings                                                         4,352,251         3,650,497
                                                                     --------------------------------------
Total stockholders' equity                                                   4,418,532         3,510,840
                                                                     --------------------------------------
Total liabilities and stockholders' equity                                  $5,642,791        $4,761,649
                                                                     --------------------------------------
                                                                     --------------------------------------

SEE ACCOMPANYING NOTES.

                          Bowman Tool & Machining, Inc.

                              Statements of Income

                                                  YEAR ENDED JULY 31
                                                1999              1998
                                          -------------------------------------
Net sales                                      $8,538,144        $8,367,908
Cost of goods sold                              5,754,175         5,747,040
                                          -------------------------------------
Gross margin                                    2,783,969         2,620,868

General and administrative                        358,182           397,815
                                          -------------------------------------
Operating profit                                2,425,787         2,223,053
                                          -------------------------------------

Other income (expense):
   (Loss) gain on sale of investments            (161,772)          132,559
   Interest expense                               (57,511)           (4,376)
   Interest income                                 76,843            66,244
                                          -------------------------------------
Income before income taxes                      2,283,347         2,417,480

Provision for income taxes                              -              (507)
                                          -------------------------------------
Net income                                     $2,283,347        $2,416,973
                                          -------------------------------------
                                          -------------------------------------

Earnings per common share                      $24,451.19        $22,844.14
                                          -------------------------------------
                                          -------------------------------------

SEE ACCOMPANYING NOTES.

                          Bowman Tool & Machining, Inc.

                        Statement of Stockholders' Equity

                                                                         ACCUMULATED
                                                 COMMON STOCK               OTHER
                                         -----------------------------  COMPREHENSIVE        RETAINED
                                             SHARES        AMOUNT          INCOME            EARNINGS           TOTAL
                                         -----------------------------------------------------------------------------------
Balance at July 31, 1997                       100         $5,000        $(106,089)         $3,180,062        $3,078,973
   Dividends paid                                -              -                -          (1,946,538)       (1,946,538)

   Comprehensive income:
     Net income                                  -              -                -           2,416,973         2,416,973
     Net unrealized loss                                                   (38,568)                              (38,568)
                                                                                                        ------------------
   Total comprehensive income                                                                                  2,378,405
                                         ---------------------------------------------------------------------------------
Balance at July 31, 1998                       100          5,000         (144,657)          3,650,497         3,510,840
   Dividends paid                                -              -                -          (1,581,593)       (1,581,593)

   Comprehensive income:
     Net income                                  -              -                -           2,283,347         2,283,347
     Net unrealized gain                                                   205,938                               205,938
                                                                                                        ------------------
   Total comprehensive income                                                                                  2,489,285
                                         ---------------------------------------------------------------------------------
Balance at July 31, 1998                       100         $5,000       $   61,281          $4,352,251        $4,418,532
                                         ---------------------------------------------------------------------------------
                                         ---------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                                           Bowman Tool & Machining, Inc.

                                             Statements of Cash Flows

                                                                                YEAR ENDED JULY 31
                                                                              1999             1998
                                                                        -----------------------------------
OPERATING ACTIVITIES
Net income                                                                  $2,283,347       $2,416,973
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                              427,861          231,002
     Loss (gain) on investment in marketable securities                        161,772         (132,559)
     Changes in operating assets and liabilities:
       Accounts receivable                                                     340,817         (457,318)
       Inventories                                                              39,625           75,842
       Prepaid expenses                                                         33,628          (20,439)
       Accounts payable                                                        (79,497)         181,417
       Accrued expenses                                                       (101,312)         141,506
                                                                        ---------------------------------
Net cash provided by operating activities                                    3,106,241        2,436,424

INVESTING ACTIVITIES
Marketable securities                                                         (277,135)        (102,285)
Distributions to stockholders related to sale of property,
   plant and equipment                                                         180,140                -
Payments for acquisition of property, plant and equipment                   (1,231,132)        (262,078)
                                                                        ---------------------------------
Net cash used in investing activities                                       (1,328,127)        (364,363)

FINANCING ACTIVITIES
Net borrowings on long-term debt                                               796,259                -
Distributions to stockholders                                               (2,223,593)      (1,304,538)
                                                                        ---------------------------------
Net cash used in financing activities                                       (1,427,334)      (1,304,538)
                                                                        ---------------------------------

Net increase in cash                                                           350,780          767,523
Cash at beginning of year                                                    1,253,188          485,665
                                                                        ---------------------------------
Cash at end of year                                                         $1,603,968       $1,253,188
                                                                        ---------------------------------
                                                                        ---------------------------------

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
     Interest                                                               $   76,843     $     66,244

SEE ACCOMPANYING NOTES.

                          Bowman Tool & Machining, Inc.

                          Notes to Financial Statements

                                  July 31, 1999


1. NATURE OF BUSINESS

Bowman Tool & Machining, Inc. specializes in the production of high quality, precision machined parts ranging from the smallest of components within computers, the dairy industry and medical supplies up to the large parts required in defense and heavy equipment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are stated at the lower of cost or market as determined using the first-in, first-out (FIFO) method.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

   Leasehold improvements      5 to 20 years
   Equipment                    3 to 7 years
   Vehicles                          5 years


CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are recorded at cost which approximates market value.

                          Bowman Tool & Machining, Inc.

MARKETABLE SECURITIES

Short-term investments include all purchased mutual fund obligations with maturities greater than three months. Investments are classified as available-for-sale because the Company does not have the intent to hold such securities to maturity. Investments are stated at fair value, with unrealized gains and losses reported in a separate component of shareholders' equity. Realized gains and losses are included in interest income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

INCOME TAXES

The Company has elected to be treated as an S corporation for federal income tax purposes. Generally, S corporations are not taxable entities for federal income tax purposes. All items of tax consequence are passed through to the stockholders.

The Company has elected to be taxed at the corporate level in certain states in which it does business; therefore, the Company has provided for taxes attributable to those states.

EARNINGS PER COMMON SHARE

Basic earnings per share is based on the weighted average shares outstanding and excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share for the Company is the same as basic earnings per share because the Company does not have any options or warrants outstanding.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          Bowman Tool & Machining, Inc.

3. INVENTORY

Inventory consists of the following:

                                   1999              1998
                             ------------------------------------
   Finished goods                  $  92,628        $  58,293
   Work in process                   249,571          228,185
   Raw materials                     184,466          279,812
                             ------------------------------------
                                    $526,665         $566,290
                             ------------------------------------
                             ------------------------------------

4. LONG-TERM DEBT

In September 1998, the Company entered into a $927,000 equipment loan with a bank through September 2003. The note is due in monthly installments of $18,686 including interest at 7.75%. The note is secured by the purchased equipment. The outstanding note at July 31, 1999 is $796,259 and the current portion is $168,413.

The entire note was paid off in August 1999.

5. OPERATING LEASES

The Company leases its manufacturing and office facility under an operating lease. The lease of the facility is with the owner of the Company and provides for a base monthly rent for an indefinite period ($6,000 through December 1998 and $10,000 thereafter). Rental expense under these agreements was $100,000 and $72,000 in 1999 and 1998, respectively.

6. DEFERRED COMPENSATION

The Company maintains a 401(k) Profit Sharing Plan and Trust covering all employees over 21 years old. The contribution is determined by management and is allocated based on a percentage of each employee's compensation. The profit sharing plan is funded out of current operations.

The Company recorded expense related to the profit sharing plan of $22,204 and $32,083 for the years ended July 31, 1999 and 1998, respectively.

                          Bowman Tool & Machining, Inc.

7. MAJOR CUSTOMERS

Sales to one customer accounted for 67% and 79% of gross sales for the years ended July 31, 1999 and 1998, respectively.

8. SUBSEQUENT EVENT

On August 6, 1999, the Company sold all of the issued and outstanding stock to WSI for $6,000,000 cash and a $886,618 subordinated promissory note to the Company's shareholder. The note is due in three annual installments commencing August 6, 2002, with an interest rate of 7.75% payable in quarterly installments commencing November 1999. An additional as yet undetermined amount, not to exceed $1,500,000, will be payable by WSI to the shareholder, such amount to be based upon the sales and operating income of the Company through January 24, 2001. The Company also entered into a non-compete agreement with WSI through August 2004 for $1,000,000 payable $50,000 per quarter commencing November 1, 1999. Upon the closing of the Stock Purchase Agreement, the Company entered into a one-year lease with the shareholder for the facility used in its business.

9. YEAR 2000 ISSUE (UNAUDITED)

The Company has completed its plan to modify its information technology to recognize the year 2000 and has converted its data processing systems. The Company has incurred minimal costs and does not expect any additional costs in excess of costs incurred through July 31, 1999.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On August 6, 1999, WSI Industries, Inc. ( the "Company"), acquired all the outstanding shares of stock of Bowman Tool & Machining., Inc. ("Bowman"). The Company's unaudited pro forma financial statements assume the Bowman acquisition occurred (1) as of the beginning of the period for the purposes of the unaudited pro forma statements of operations and (2) on May 30, 1999 for the purposes of the unaudited pro forma balance sheet.

The Company's unaudited pro forma financial statements combine the results of operations of the Company for the year ended August 30, 1998 and the thirty-nine weeks ended May 30, 1999 with the twelve months ended July 31, 1998 and the nine months ended April 30, 1999, respectively, of Bowman. The pro forma balance sheet combines the Company's May 30, 1999 balance sheet with the Bowman July 31, 1999 balance sheet. These dates reflect the financial results of Bowman recast to be within a 93 day period of the actual fiscal results of the Company.

On February 15, 1999, the Company acquired Taurus Numeric Tool, Inc. Accordingly, the Company's May 30, 1999 Statement of Operations includes 2 1/2 months of Taurus' operations. The pro forma adjustments for the thirty-nine weeks ended May 30, 1999 therefore also include an adjustment to include Taurus operations for the entire thirty-nine week period. The year ended August 30, 1998 Statement of Operations also includes a pro forma adjustment for Taurus operations for the year ended September 30, 1998.

The acquisition has been accounted for under the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through internal estimates that WSI believes are reasonable. The actual allocation of purchase cost, however, and the resulting effect on income may differ from the proforma amounts included herein.

The following unaudited pro forma combined financial information does not purport to reflect the financial position or results of operations that actually would have resulted had the above transactions occurred as of the dates indicated or to project the results of operations for any future period. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements of WSI and Bowman.

                       UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                FOR THE YEAR ENDED AUGUST 30, 1998

                                                                                  Pro Forma        Pro Forma
                                                  WSI              Bowman       Adjustments      Combined
                                            --------------    -------------     ----------       -------------
Net sales                                   $   23,948,116    $   8,367,908     $7,601,715    (5) $ 39,917,739
Cost of goods sold                              19,547,136        5,747,040      5,310,719    (1)   30,604,895
                                            --------------    -------------     ----------       -------------

Gross Margin                                     4,400,980        2,620,868      2,290,996           9,312,844

Selling and administrative expense               2,452,496          397,815        982,867    (1)    3,833,178
Interest and other income                         (161,753)        (198,803)       249,099    (3)     (111,457)
Interest expense                                   190,353            4,376        941,913    (2)    1,136,642
                                            --------------    -------------     ----------       -------------

Earnings before income taxes                     1,919,884        2,417,480        117,117           4,454,481
Provision for income taxes                          45,800              507        529,000    (4)      575,307
                                            --------------    -------------     ----------       -------------

Net Earnings                                $    1,874,084    $   2,416,973     $ (411,883)      $   3,879,174
                                            --------------    -------------     ----------       -------------
                                            --------------    -------------     ----------       -------------

Basic earnings per common share             $         .77                                        $        1.59
                                            --------------                                       -------------

Diluted earnings per common share           $         .73                                        $        1.52
                                            --------------                                       -------------
                                            --------------                                       -------------

Basic shares outstanding                         2,434,125                                           2,434,125
                                            --------------                                       -------------
                                            --------------                                       -------------

Diluted shares outstanding                       2,555,518                                           2,555,518
                                            --------------                                       -------------
                                            --------------                                       -------------


                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1.
-------

The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expenses assumes:

   Cost of goods sold -
       Depreciation of amounts allocated to machinery
       and equipment over 7 years.                            $     104,474
       Impact of Taurus from Note 5                               5,206,245
                                                              -------------
                                                              $   5,310,719
                                                              -------------
                                                              -------------
   General and administrative expenses -
       Amortization of goodwill over 20 years                       152,700
       Impact of Taurus from Note 5                                 830,167
                                                              -------------
                                                              $     982,867
                                                              -------------
                                                              -------------

NOTE 2.
-------

The pro forma adjustment to interest expense assumes:  Additional interest
expense related to $6,044,000 of net additional borrowings    $     552,660

   Impact of Taurus from Note 5                                     389,253
                                                              -------------
                                                              $     941,913
                                                              -------------
                                                              -------------
NOTE 3.
-------

The pro forma adjustments eliminate all interest income as it is assumed that
there would be minimal cash balances due to the acquisition.  $     321,508
   Impact of Taurus from Note 5                                     (72,409)
                                                              -------------
                                                              $     249,099
                                                              -------------
                                                              -------------

NOTE 4.
-------

The pro forma adjustment to the provision for income taxes assumes mandatory state income taxes as well as federal income taxes to the extent there is taxable income above and beyond the Company's existing net operating loss position and AMT credit carryforwards.

NOTE 5.
-------

WSI Industries, Inc. acquired Taurus Numeric Tool, Inc in a separate transaction on February 15, 1999. Accordingly, the pro forma adjustments also include an unaudited adjustment to reflect Taurus operations for the year ended September 30, 1998 as follows:

   Sales                                                      $   7,601,715
   Cost of goods sold                                             5,206,245
                                                              -------------
   Gross margin                                                   2,395,470

   Selling and administrative expense                               830,167
   Interest and other income                                        (72,409)
   Interest expense                                                 389,253
                                                              -------------

   Earnings before income taxes                               $   1,248,459
                                                              -------------
                                                              -------------

                     UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         FOR THE THIRTY-NINE WEEKS ENDED MAY 30, 1999

                                                                                  Pro Forma         Pro Forma
                                                    WSI             Bowman      Adjustments         Combined
                                            --------------    -------------     -------------     --------------
Net Sales                                   $   15,359,113    $   6,759,659     $   4,300,262  (7) $  26,419,034
Cost of goods sold                              13,412,318        4,536,801         2,754,981  (2)    20,704,100
                                            --------------    -------------     -------------     --------------
Gross margin                                     1,946,795        2,222,858         1,545,281          5,714,934

Selling and administrative expense               1,851,490          333,343           737,284  (2)     2,922,117
Interest and other income                         (137,952)         (60,996)          108,449  (5)       (90,499)
Interest expense                                   304,295           41,565           687,142  (3)     1,033,002
                                            --------------    -------------     -------------     --------------

Earnings (loss) before income taxes                (71,038)       1,908,946            12,406          1,850,314
Provision for income taxes                          15,800                -            51,000  (4)        66,800
                                            --------------    -------------     -------------     --------------

Net earnings                                $      (86,838)   $   1,908,946     $     (38,594)     $   1,783,514
                                            --------------    -------------     -------------     --------------
                                            --------------    -------------     -------------     --------------

Basic earnings per common share             $         (.04)                                         $        .73
                                            --------------                                         -------------
                                            --------------                                         -------------

Diluted earnings per common share           $         (.03)                                         $        .70
                                            --------------                                         -------------
                                            --------------                                         -------------

Basic shares outstanding                         2,451,307                                             2,451,307
                                            --------------                                         -------------
                                            --------------                                         -------------

Diluted shares outstanding                       2,540,934                                             2,540,934
                                            --------------                                         -------------
                                            --------------                                         -------------


                                    UNAUDTIED PRO FORMA COMBINED BALANCE SHEET
                                                   MAY 30, 1999

                                                                                  Pro Forma           Pro Forma
                                                    WSI             Bowman      Adjustments           Combined
                                            --------------    -------------     -------------      -------------
Assets
Current Assets:
   Cash and marketable securities           $            -    $   2,792,466     $  (2,502,698)  (6) $    289,768
   Accounts receivable, net                      2,446,749          741,196                 -          3,187,945
   Inventories                                   3,399,280          526,665                 -          3,925,945
   Other current assets                            108,039            2,602                 -            110,641
                                            --------------    -------------     -------------      -------------

       Total current assets                      5,954,068        4,062,929        (2,502,698)         7,514,299

Property, Plant and Equipment, net               9,159,067        1,579,862         1,848,001   (1)   12,586,930
Intangible assets, net                           2,573,313                -         3,053,899   (1)    5,627,212
                                            --------------    -------------     -------------       ------------

       Total Assets                         $   17,686,448    $   5,642,791     $   2,399,202       $25,728,441
                                            --------------    -------------     -------------      -------------
                                            --------------    -------------     -------------      -------------

Liabilities and Stockholders' Equity
Current Liabilities:
   Trade accounts payable                   $    1,014,016    $     372,090     $           -       $  1,386,106
   Current portion of long-term debt               618,083          168,413           383,587   (6)    1,170,083
   Accrued expenses                              1,664,002           55,910           500,000   (6)    2,219,912
                                            --------------    -------------     -------------       ------------

       Total current liabilities                 3,296,101          596,413           883,587          4,776,101

Long-term debt, less current portion             6,117,355          627,846         4,864,247   (6)   11,609,448

Pension liability and deferred compensation        356,660                -                 -            356,660

Stockholders' Equity                             7,916,332        4,418,532        (3,348,632)         8,986,232
                                            --------------    -------------     --------------      ------------

Total Liabilities and Stockholders' Equity  $   17,686,448    $   5,642,791     $   2,399,202       $ 25,728,441
                                            --------------    -------------     -------------      -------------
                                            --------------    -------------     -------------      -------------


                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1.
-------

The Bowman Acquisition was financed through additional borrowings of $2,700,000 under a term loan with the Company's bank, a mortgage of $2,500,000 also from the Company's bank and $844,093 of subordinated debt financed by the seller of Bowman.

The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

Pro forma purchase price:
   Purchase price per the Asset Purchase Agreement            $   6,886,618
   Additional payment to seller for tax considerations              500,000
   Portion of purchase price related to change in book
        value from pro forma date to agreement date                 (42,525)
   Acquisition costs                                                270,000
                                                              -------------

       Total pro forma purchase price                             7,614,093

Pro forma historical net book value of assets acquired            2,712,093
                                                              -------------

Excess of purchase price over net book value of
  Assets acquired                                                 4,902,000

   Allocated to:
       Machinery and equipment                                    1,848,101
       Intangible assets                                            270,000

Remaining excess of cost over fair value of net assets
  acquired (goodwill)                                         $   2,783,899
                                                              -------------
                                                              -------------

The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the Bowman Acquisition as determined by valuations or other studies. The final purchase price allocation may differ from the preliminary allocation.

NOTE 2.
-------

The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expenses assumes:

Cost of goods sold -
       Depreciation of amounts allocated to machinery
       and equipment over 7 years.                            $      14,009
   Impact of Taurus from Note 7                                   2,740,972
                                                              -------------
                                                                  2,754,981
                                                              -------------
                                                              -------------
General and administrative expenses -
       Amortization of goodwill over 20 years                       114,525
   Impact of Taurus from Note 7                                     622,759
                                                              -------------
                                                              $     737,284
                                                              -------------
                                                              -------------

NOTE 3.
-------

The pro forma adjustment to interest expense assumes:  Additional interest
   expense related to $6,044,000 of net additional borrowings $     414,495
Elimination of Bowmans' interest expense                            (41,565)
Impact of Taurus from Note 7                                        314,212
                                                              -------------
                                                              $     687,142
                                                              -------------
                                                              -------------
NOTE 4.
-------

The pro forma adjustment to the provision for income taxes assumes mandatory state income taxes as federal income taxes would be offset by the Company's existing net operating loss carryforward.

NOTE 5.
-------

The pro forma adjustment to interest and other income eliminates all interest income as it is assumed that there would be minimal cash balances due to the acquisition:

Eliminate WSI interest income                                 $      73,703
Eliminate Bowman interest income                                     60,996
Impact of Taurus from Note 7                                        (26,250)
                                                              --------------
                                                              $     108,449
                                                              --------------
                                                              --------------
NOTE 6.
-------

The pro forma adjustments to cash and long-term debt assumes:

   Purchase price to Seller                                   $   7,614,093
   Paid by bank term loan                                        (2,700,000)
   Paid by bank mortgage                                         (2,500,000)
   Paid by Seller subordinated debt                                (844,093)
   Paid by WSI revolving line of credit                          (1,070,000)
   Amount accrued                                                  (500,000)
                                                              --------------
                                                              $           -
                                                              --------------
                                                              --------------


Dividend paid to seller prior to acquisition                  $   1,706,439
Payoff of Bowman long-term debt                                     796,259
                                                              -------------
Net adjustment to cash and marketable securities              $   2,502,698
                                                              -------------
                                                              -------------


                                  Current         Long-term           Total
                             ---------------   --------------    --------------
Bank term loan               $      385,000    $   2,315,000     $   2,700,000
Mortgage                            167,000        2,333,000         2,500,000
Seller Subordinated debt                             844,093           844,093
Payoff of Bowman debt              (168,413)        (627,846)         (796,259)
                             ---------------   --------------    --------------
Net adjustments to debt      $      383,587    $   4,864,247     $   5,247,834
                             ---------------   --------------    --------------
                             ---------------   --------------    --------------

NOTE 7.
-------

WSI Industries, Inc. also acquired Taurus Numeric Tool, Inc in a separate transaction on February 15,1999. The May 30, 1999 WSI Statement of Operations includes Taurus activity from February 15, 1999 through May 30, 1999. Accordingly, the pro forma adjustments also include an unaudited adjustment to reflect Taurus operations for the period August 31, 1998 through February 14, 1999 as follows:

   Sales                                                      $   4,300,262
   Cost of goods sold                                             2,740,972
                                                              -------------
   Gross margin                                                   1,559,290

   Selling and administrative expense                               622,759
   Interest and other income                                        (26,250)
   Interest expense                                                 314,212
                                                              -------------

   Earnings before income taxes                                     648,569
   Provision for income taxes                                        17,500
                                                              -------------
   Net earnings                                               $     631,069
                                                              -------------
                                                              -------------